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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                  DATE OF EARLIEST EVENT REPORTED: June 6, 2007


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874

                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800
                                  ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01         REGULATION FD DISCLOSURE

The Company's Fleet Status Report at June 6, 2007 is attached hereto as Exhibit
99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act. The Fleet Status Report has also been posted on the Company's website at www.atwd.com. All changes from the Company's last Fleet Status Report dated May 8, 2007 are highlighted in yellow on the Company's website.

The ATWOOD SOUTHERN CROSS is currently working for Melrose Resources ("Melrose") at a dayrate of $155,000 off the coast of Bulgaria. Melrose has exercised their option to drill two additional wells in addition to adding another well to its program: however, they have elected to defer the drilling of these wells until after the rig completes the drilling of the first three wells of its next contract commitment with Turkiye Petrolleri A.O. ("TPAO"). Upon completing the drilling of the current well for Melrose (estimated late June 2007), the rig will immediately commence drilling the three wells for TPAO at a dayrate of $290,000, which is expected to take until early November 2007 to complete. The rig will then return to complete the deferred Melrose drilling program of two wells at a dayrate of $145,000 (estimated to take until early January 2008 to complete) and the one additional well that has been agreed at $380,000 (estimated to take thirty (30) days to complete). The last TPAO well at a dayrate of $320,000 will then be drilled (also estimated to take thirty (30) days to complete), which should extend the rig's commitments with Melrose and TPAO into March 2008. Following the completion of the drilling programs for Melrose and TPAO, the rig had a one well commitment at a dayrate of $325,000 with Vanco International Ltd., ("Vanco"); however, in accordance with the drilling contract, this commitment has been terminated. The Vanco well in the drilling sequence will now be replaced by the higher rate ($380,000) well added by Melrose.

The SEAHAWK continues to work for Amerada Hess Equatorial Guinea, Inc. ("HESS") at a current dayrate (after certain cost escalations) of approximately $71,900 plus approximately $19,000 of amortized per day revenue. During May 2007 the rig was relocated to another Hess drilling site at a moving dayrate which is approximately $15,000 less than its operating dayrate of approximately $71,900. Due to this moving period, we currently expect that revenues for the SEAHAWK for the quarter ending June 30, 2007 will be reduced by approximately $500,000.

We previously disclosed that we expected the RICHMOND to incur fourteen (14) to twenty-one (21) zero rate days during the first quarter of fiscal year 2008 for required regulatory inspections and planned maintenance. As we continue to plan for this expected downtime, we currently estimate that the fourteen (14) to twenty-one (21) zero rate days could occur sometime between early September 2007 and late January 2008.

Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

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ITEM 9.01         EXHIBITS

EXHIBIT 99.1    FLEET STATUS REPORT JUNE 6, 2007





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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ATWOOD OCEANICS, INC.
                                         (Registrant)



                                         /s/ James M. Holland
                                         James M. Holland
                                         Senior Vice President

                                         DATE:    June 6, 2007

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                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION

99.1               Fleet Status Report at June 6, 2007





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